Exhibit 99.1

SJW GROUP AND CONNECTICUT WATER COMPLETE COMBINATION TO

CREATE LEADING PURE PLAY WATER AND WASTEWATER UTILITY

Creates Third Largest Investor-Owned Pure Water and Wastewater Utility Based on Rate Base

in United States with Financial Strength, Geographic Diversity and Scale

Combined Company Positioned to Deliver Significant Benefits to Customers and Communities, Invest in Infrastructure and Create Sustainable Customer and Shareholder Value

San Jose, CA and Clinton, CT – October 9, 2019 – SJW Group (NYSE: SJW) (“SJW Group”) and Connecticut Water Service, Inc. (“Connecticut Water”) today announced the close of their merger. The combined company, SJW Group, is the third-largest investor-owned pure play water and wastewater utility based on rate base in the United States, serving nearly 1.5 million people across California, Connecticut, Maine and Texas. In connection with the closing of the transaction, Connecticut Water is now a wholly owned subsidiary of SJW Group, and Connecticut Water’s common shares have ceased trading on the NASDAQ stock exchange.

“As a leading national water and wastewater utility, we are well positioned to deliver significant benefits to all of our stakeholders, including shareholders, customers, employees and the local communities we serve,” said Eric W. Thornburg, Chairman, President and Chief Executive Officer of SJW Group. “This transformative combination provides us with the financial strength, geographic and regulatory diversity and increased scale that we believe will enable growth and create sustainable shareholder value. We will have greater capacity to invest in infrastructure, enhanced technical resources to provide high quality water and wastewater service to customers and communities and additional career growth opportunities for our employees. We will also continue to focus on local communities through corporate involvement and by supporting employee engagement.”

“This transaction brings together employees from two companies who share a passion for water and wastewater service, for being good corporate citizens and for preserving natural resources to sustainably serve current and future customers,” said David Benoit, President of Connecticut Water. “We will have the benefits of national scale while maintaining the experienced local leadership teams and employees to meet our customers’ needs. Our new team of 700+ local water professionals, led by a seasoned industry leadership team, is a powerful combination that will focus on serving customers and communities, driving long-term growth and delivering on our comprehensive set of commitments to all our stakeholders.”

Richard Knowlton, President of Maine Water, an operating subsidiary of Connecticut Water, added, “The team of professionals at Maine Water is excited to join SJW Group to realize the benefits of national scale while maintaining our local teams and focus on service. Our commitment to serve customers and communities in Maine is reinforced by the financial strength, geographic diversity and scale of the combined organization. This will allow us to continue to invest in Maine Water’s infrastructure to improve reliability and service of our water systems, support local communities, and help us deliver efficient systems, new technologies and share best practices to enhance service.”

SIGNIFICANT BENEFITS

The close of the transaction provides the following significant benefits:

•

A robust balance sheet that enhances SJW Group’s financial flexibility to increase sustained growth in its operating utilities’ rate bases, continue necessary investments in all of its water systems and create a stronger, more stable utility enterprise with greater diversification and continued strong operating cash flow and dividends;

•

An attractive, stable and higher earnings growth profile for the combined company, with expected high single-digit percentage earnings per share (EPS) accretion in 2021 after a neutral to slightly dilutive EPS impact in 2020 (excluding one-time transaction costs);

•	Enhanced service to customers and communities throughout the combined organization from the sharing of best practices, operational expertise and more extensive resources;

•	Continued commitments to environmental stewardship and sustainability, with an effort to further reduce the companies’ environmental footprint; and

•	Ongoing support of local service communities, through economic development with continued investments in growth, safety and reliability.

The completion of the transaction follows the satisfaction of all customary closing conditions, including having received approval of the merger by Connecticut Water’s shareholders, and regulatory approval by the Connecticut Public Utilities Regulatory Authority and the Maine Public Utilities Commission.

ORGANIZATIONAL STRUCTURE

SJW Group will maintain its headquarters in San Jose, California, with its New England regional headquarters in Clinton, Connecticut. The parent company of the Connecticut and Maine utility operating subsidiaries will retain the name of Connecticut Water Service, Inc.

Each of the regional utility operating subsidiaries – San Jose Water Company in California; Connecticut Water Company, Avon Water Company, and Heritage Village Water Company in Connecticut; Maine Water Company in Maine; and SJWTX, Inc. (dba Canyon Lake Water Service Company) in Texas – will continue to serve customers under their existing brand names with their local employee teams at their existing operating centers.

Eric W. Thornburg is Chairman, President and Chief Executive Officer of SJW Group and Chairman and Chief Executive officer of San Jose Water Company and SJWTX. David Benoit serves as President of Connecticut Water and the Connecticut utilities. Richard Knowlton is President of the Maine Water, Andy Gere serves as President and Chief Operating Officer of San Jose Water Company and Tom Hodge is President of Canyon Lake Water Service Company.

About SJW Group

SJW Group (NYSE: SJW) is the third largest investor-owned pure play water and wastewater utility based on rate base in the United States, providing life-saving and high-quality water service to nearly 1.5 million people. SJW Group’s locally led and operated water utilities – San Jose Water Company in California; Connecticut Water Company, Avon Water Company and Heritage Village Water Company in Connecticut; Maine Water Company in Maine; and SJWTX, Inc. (dba Canyon Lake Water Service Company) in Texas – possess the financial strength, operational expertise and technological innovation to safeguard the environment, deliver outstanding service to customers and provide opportunities to employees. SJW Group remains focused on investing in its operations, remaining actively engaged in its local communities and delivering continued sustainable value to its shareholders. For more information about SJW Group, please visit sjwgroup.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “strategy,” or “anticipates,” or the negative of those words or other comparable terminology.

The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the following factors: (1) the risk that the benefits expected from the merger of SJW Group and Connecticut Water (the “Merger”) will not be realized; (2) the risk that the integration of Connecticut Water will be more difficult, time-consuming or expensive than anticipated; (3) the effect of water, utility, environmental and other governmental policies and regulations, including actions concerning rates, authorized return on equity, authorized debt-to-equity ratios, capital expenditures and other decisions; (4) the outcome of the California Public Utilities Commission’s investigation into the Merger; (5) litigation, including litigation relating to the Merger; (6) changes in demand for water and other products and services; (7) unanticipated weather conditions; (8) climate change and the effects thereof; (9) catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, terrorist acts, physical attacks, cyber-attacks, or other similar occurrences that could adversely affect our facilities, operations, financial condition, results of operations and reputation; (10) unexpected costs, charges or expenses resulting from the Merger; (11) our ability to successfully evaluate investments in new business and growth initiatives; (12) the risk of work stoppages, strikes and other labor-related actions; (13) changes in general economic, political, business and financial market conditions; (14) the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, changes in interest rates, compliance with regulatory requirements, compliance with the terms and conditions of our outstanding indebtedness, and general market and economic conditions; and (15) legislative and economic developments.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to our overall business, including those more fully described in our filings with the SEC, including our Form 10-K for the year ended December 31, 2018 and our Form 10-Q for the quarter ended June 30, 2019. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and we undertake no obligation to update or revise any forward-looking statements except as required by law.

Contacts

Investors

Andrew Walters, SJW Group

Chief Administrative Officer

408-279-7818, andrew.walters@sjwater.com

Media – California and Texas

Abernathy MacGregor

Nazan Riahei, 213-630-6550, nkr@abmac.com

Media – New England

Daniel J. Meaney, APR

Director, Corporate Communications, Connecticut Water Service, Inc.

860-664-6016, dmeaney@ctwater.com